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                              TERMINATION AGREEMENT


     This Agreement is made by and between Braun Consulting, Inc., a Delaware corporation, formerly known as Braun Technology Group, Inc. ("Braun"), having its principal office at 300 W. Monroe Street, Suite 300, Chicago, Illinois 60603-2402, and Thomas J. Duvall, an individual ("Duvall"), residing at 1439 W. Lill Avenue, Chicago, Illinois 60614-2018.

     Whereas, Duvall has been employed by Braun since November 1, 1998, pursuant to a certain Executive Employment Agreement, effective as of November 1, 1998, by and between Duvall and Braun (the "Employment Agreement");

     Whereas, Duvall currently holds 66,874 shares of common stock of Braun (the "Company Stock") as the result of exercises of stock options granted under the 1998 Executive Long Term Stock Investment Plan (the "1998 Executive Plan") and/or the 1998 Employee Long Term Stock Investment Plan (the "1998 Employee Plan");

     Whereas, Duvall holds stock options under the 1998 Executive Plan and the 1998 Employee Plan, the vesting details of which are as set forth in Section 4.f. below; and

     Whereas, Braun and Duvall have successfully conferred and pursuant to the terms of this Agreement, have resolved all differences between them.

     Accordingly, in consideration of the premises, mutual promises, agreements, and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Braun and Duvall agree as follow:

1. Braun and Duvall, by execution of this Agreement, agree to the termination of Duvall's employment at Braun, effective no later than 5:00 p.m., Chicago time, on April 30, 2001. Duvall's employment at Braun will terminate prior to April 30, 2001, in the event Duvall accepts employment with an employer other Braun. Duvall will immediately upon acceptance of employment with an employer other than Braun provide to Braun at least three (3) business days' written notice of his termination of employment. For purposes of this Agreement, "Termination Date" shall mean the earlier of April 30, 2001, or the date Duvall's employment is otherwise earlier terminated pursuant to this Section 1. The termination of Duvall's employment prior to April 30, 2001, will not have any effect on the payment provisions of Section 2 below, other than as set forth herein.

2.   Braun will pay to Duvall the following:

     a. six (6) payments equal to Duvall's normal semi-monthly salary for the period of February 1, 2001 to April 30, 2001, in the amount of $13,125.00 per semi-monthly period (less normal employee payroll deductions for federal, state and local income taxes, Medicare, FICA, medical benefits, cafeteria plan, retirement savings plan, etc.) on Braun's normal payroll dates (Payments under this provision for periods or partial periods occurring after the Termination Date will be consolidated into one (1) lump sum payment without deductions for medical benefits, cafeteria plan, or retirement savings plan, to be made within six (6) business days after the Termination Date.);

     b. the sum of $30,692.00 (less normal payroll deductions for federal, state and local income taxes, Medicare, and FICA), within six (6) business days after the Termination Date;

     c. reimbursement of legitimate Braun-business expenses, if any, for the period of February 1, 2001 through the Termination Date, provided appropriate expense reports with receipts are submitted in a timely fashion, to be paid in the normal reimbursement cycle;

     d. Duvall will receive and be permitted to keep the Braun-issued Dell Latitude CPi laptop personal computer, service tag no. Z9126, including the standard accessories and PCM-CIA modem, but excluding the PCM-CIA network card and all Braun-owned or Braun-licensed software (such software to be removed, and Dell Computer Corp. to be notified that Duvall is the new owner of the computer);

     e. On the first business day following the Termination Date, all of the vested and unexercised option shares referenced in Section 4.f. below, will terminate and Duvall will receive from Braun as compensation for termination of the vested and unexercised option shares the sum equal to $3.00 per share. Payment under this provision (less normal payroll deductions for federal, state and local income taxes, Medicare, and FICA) will be made within six (6) business days after the Termination Date; and

     f. Duvall may elect to sell to Braun all or a portion of his Company Shares for the sales price of $6.00 per share, provided that Duvall provides written notice of his election hereunder (specifying the number of shares to be sold) not later than the close of business on first business day following the Termination Date. Payment under this provision (less normal payroll deductions for federal, state and local income taxes, Medicare, and
     FICA) will be made within six (6) business days after the Termination Date.

3. Braun will continue to provide the current Braun provided medical benefits to Duvall until the Termination Date. Braun will make medical benefits available to Duvall after Termination Date, pursuant to Braun's COBRA provisions (Duvall will be responsible for payment of medical benefits premiums under COBRA provisions).

4.   Duvall, in consideration of the foregoing, expressly agrees that:

     a. Duvall will immediately upon acceptance of employment with an employer other than Braun provide to Braun at least three (3) business days' written notice of his termination of employment.

     b. Duvall will not knowingly, directly or indirectly, disclose and will use due care and take all reasonable precautions to prevent disclosure of any Confidential Information of Braun (as the term, "Confidential Information" is defined in the Agreement Regarding Confidentiality and Non-Competition by and between Braun and Duvall). The obligation under this subsection shall not apply to (1) information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain; (2) information which, after disclosure or transfer, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the Duvall; (3) information which, prior to the time of disclosure, use or transfer, is otherwise known to Duvall as evidenced by his written records; (4) information which is subsequently independently developed by Duvall without recourse to Confidential Information and without Duvall having violated any of his obligations under this subparagraph or other Agreement; and (5) information, which, after disclosure, use or transfer, is made available to Duvall in good faith by a third party under no obligation of confidentiality.

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     c. For the period beginning with the execution of this Agreement and ending on April 30, 2002, Duvall will not directly or indirectly, for himself or others, knowingly induce any employee of Braun or any of its affiliates to terminate his or her employment with Braun or its affiliates, or knowingly hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Braun.

     d. For the period beginning with the execution of this Agreement and ending on April 30, 2002, Duvall will not knowingly provide services for current clients of Braun to whom he was first introduced during his employment as a result of the nature of his work in his practice area at Braun. A current client is defined as a company to which Braun has provided services or products within the one (1) year period prior to the Termination Date.

     e. Duvall will resign his position as a director of Braun, effective no later than the Termination Date.

     f. In regard to all Braun-issued stock options to purchase common shares of Braun stock:

         (1) On the Termination Date (assuming no option exercises by Duvall prior to the Termination Date), Duvall will have the following vested stock options:

                                                  Shares Vested   Exercise Price
            Grant Date          Option Plan      and Unexercised     per Share
            ---------------   -----------------  ---------------  --------------
            Nov. 1, 1998       1998 Executive        99,999                $3.00

            Aug. 10, 1999      1998 Employee            875                $7.00

         Duvall holds no other Braun-issued vested options and there will be no further or additional vesting of shares under the above option grants, other than as provided in Section 4.f.(2) below.

         (2) In the event Braun's board of directors prior to the Termination Date approves a business transaction resulting in a Change of Control (as the term "Change of Control" is defined in the Employment Agreement), Duvall will have 8,333 additional shares under the November 1, 1998 Option Grant at the Exercise Price of $3.00 per share in the 1998 Executive Long Term Stock Investment Plan vesting and unexercised on of the Termination Date.

5. Duvall, for Duvall, and Duvall's heirs and assigns, hereby releases and forever discharges Braun, all of Braun's subsidiaries, related companies, predecessors and successors, and all of their respective shareholders, directors, officers, employees, and representatives, and all of their heirs, executors, and administrators, of and from any and all actions, causes of action, suits, charges of unlawful conduct, promises, damages, and demands whatsoever, in law or in equity, which Duvall now has against them or ever had, or which Duvall's heirs, executors, or administrators thereafter can, shall, or may have, on or at any time prior to the date of this Agreement, including, without limiting the generality of the foregoing, and subject to the provisions of Paragraph 8 below:

     a. all claims of any kind premised upon any actual or implied agreement, contract, promise, written or oral statement of any kind whatsoever, including the Employment Agreement, or

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

     the alleged breach thereof, including any and all claims for compensation, salary, commissions, bonuses, paid time off, paid holidays, vacation days, sick days, severance pay, long-term incentive compensation of any kind, retirement, health insurance, long-term disability, AD&D, or life insurance and any other benefit plan rights or payments;

     b. any and all claims of wrongful termination of employment, discrimination of any kind whatsoever, including but limited to all claims arising under, or based on any conduct that violates Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, and the National Labor Relations Act, as amended;

     c. any and all claims arising under or based on any conduct that violates any provisions of the Constitutions, statutory laws, orders, regulations, common laws, or public policy of the United States of America or any state or political subdivision thereof, or any foreign government;

     d. any and all claims of any kind whatsoever arising out of, related to, or connected with Duvall's employment with Braun, the termination of such employment, or the failure or refusal of Braun to hire or reinstate Duvall;

     e. any and all claims arising under the Employee Retirement Income Security Act; and

     f. any and all claims of any kind for attorney's fees or costs in connection with any case, controversy, claim, charge, or otherwise, except such claim related to a breach of this Agreement.

6. Braun, for itself, its successors and assigns, hereby releases and forever discharges Duvall, and Duvall's heirs and assigns, of and from any and all actions, causes of action, suits, charges of unlawful conduct, promises, damages, and demands whatsoever, in law or in equity, which Braun now has against or ever had, or which its successors hereafter can, shall, or may have, on or at any time prior to the date of this Agreement, including, without limiting the generality of the foregoing, and subject to the provisions of Paragraph 8 below:

     a. all claims of any kind premised upon any actual or implied agreement, contract, promise, written or oral statement of any kind whatsoever, including the Employment Agreement, or the alleged breach thereof;

     b. any and all claims of wrongful termination of employment, discrimination of any kind whatsoever, including but limited to all claims arising under, or based on any conduct that violates Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, and the National Labor Relations Act, as amended;

     c. any and all claims arising under or based on any conduct that violates any provision of the Constitution, statutory laws, orders, regulations, common laws, or public policy of the United States of America or any state or political subdivision thereof, or any foreign government;

     d. any and all claims of any kind whatsoever arising out of, related to, or connected with Duvall's employment with Braun, the termination of such employment, or the failure or refusal of Duvall to continue to provide services to Braun, after the date set forth herein;

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

     e. any and all claims arising under the Employee Retirement Income Security Act; and

     f. any and all claims of any kind for attorney's fees or costs in connection with any case, controversy, claim, charge, or otherwise, except for such claims related to a breach of this Agreement.

7.   The following covenants are material to this Agreement:

     a. Duvall will, subject to Section 2.d. above, not later than the Termination Date return to Braun all Braun-issued or Braun-purchased property currently in Duvall's possession or control, including, without limitation, computers and accessories, manuals, courseware, marketing materials, data, information, software, other hardware, codes, company issued credit cards, telephone and long-distance cards, office, desk and cabinet keys, and all key cards, and as of his last day of employment, refrain from any further use of Braun access, long distance, and/or key codes.

     b. Duvall will cooperate fully with Braun with regard to the transition of any of Duvall's work and/or responsibilities, and all turnover of the aforementioned property and any information that should be made available to Braun.

8. The confidentiality of information, non-solicitation, and non-competition provisions of Paragraph 4 and the covenants of Paragraph 7 above will survive this Agreement and will be binding upon Duvall.

9. This Agreement constitutes a full accord and satisfaction of any and all claims arising out of injury or damage to Duvall that he may have against Braun.

10. The undersigned further represent that no promise, inducement or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties. All agreements and understandings between the parties are expressed herein and the terms of this Agreement are contractual and not mere recitals and are made in order for the releases to rely upon them in effecting the compromise.

11. Should any provisions of this Agreement be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms or provisions will not be affected thereby and said illegal or invalid part, term or provision will be deemed not to be a part of this Agreement.

12. In the event of a breach of this Agreement, the breaching party will be liable to the non-breaching party for all cost, expense and fees incurred due to said breach, including, without limitation, reasonable to attorney's fees and court costs.

13. This Agreement sets out the full consideration being paid to Duvall by Braun for the entering into and signing of this Agreement.

14. The terms and conditions of this Agreement are confidential and are not to be disclosed by either party to this Agreement, or any other person or entity, except to the extent necessary to enforce such terms and conditions, or as may be required by securities laws.

15. This Agreement shall be construed under the laws of the state of Illinois, and is to be performed in Cook County, Illinois.

16. The Compensation Committee of the Board of Directors of Braun has authorized execution

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

of this Agreement.

17. THE UNDERSIGNED HAVE READ THIS AGREEMENT CAREFULLY. THE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     Executed in multiple originals the 13th day of February, 2001.

                                         Braun Consulting, Inc.


                                   By:  /s/  STEVEN J. BRAUN
                                         Steven J. Braun
                                         Chief Executive Officer and President




                                         /s/ THOMAS J. DUVALL
                                         Thomas J. Duvall



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